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                                                                    Exhibit 11.1
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                       GTS DURATEK, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                                         Years ended December 31
                                                                      1994           1995            1996
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          Primary:

          Earnings applicable to common stock                 $    256,525      1,454,311       2,056,847
          Accrued dividend on preferred stock                            -    (1,195,200)     (1,280,000)
          Accretion of redeemable preferred stock                        -      (198,864)       (220,075)
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          Net earnings applicable to common stock             $    256,525         60,247         556,772
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          Average common shares outstanding                      8,655,811      8,820,131      11,428,565
          Dilutive effect of stock options and warrants            310,984              -               -
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          Weighted average common shares outstanding             8,966,795      8,820,131      11,428,565
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          Earnings per common share                           $       0.03           0.01            0.04
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          Fully
          diluted:

          Earnings applicable to common stock                 $          -              -       2,056,847
          Accrued dividend on preferred stock                            -              -     (1,280,000)
          Accretion of redeemable preferred stock                        -              -       (220,075)
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          Net earnings applicable to common stock             $          -              -         556,772
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          Average common shares outstanding                              -              -      11,428,565
          Dilutive effect of stock options and warrants                  -              -       2,493,810
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          Weighted average common shares outstanding                     -              -      13,922,375
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          Earnings per common share                           $          -              -            0.04
          ------------------------------------------------------------------------------------------------


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